Exhibit 10.14

Fogo de Chão, Inc.

2015 Omnibus Incentive Plan

NOTICE OF NONQUALIFIED STOCK OPTION AWARD

You have been granted a stock option (the “Option”) on the following terms and subject to the provisions of Attachment A and Exhibits therein and the Fogo de Chão, Inc. 2015 Omnibus Incentive Plan (the “Plan”). Unless defined in this award agreement (including Attachment A and Exhibits A and B therein, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant:	[Full Name] (the “Participant”)

Grant Date:	[●] (the “Grant Date”)

Number of Shares Underlying the Option:	[●] Shares

Option Price	$[●] per Share (the “Option Price”)

Vesting Schedule:	Subject to Section 5 of Attachment A, the Option shall immediately vest and become exercisable 20% on the Grant Date and 20% on each of the first four anniversaries of the Grant Date, subject to the Participant’s continued Service with the Company or its Affiliates through each such anniversary (the “Vesting Condition”). At any time, the portion of the Option which has become vested is hereinafter referred to as the “Vested Portion,” and the portion of the Option which has not satisfied the Vesting Condition is hereinafter referred to as the “Unvested Portion.”

Attachment A

Fogo de Chão, Inc.

2015 Omnibus Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

Section 1. Definitions. With respect to any Participant who is employed by the Company or one of its Affiliates pursuant to an effective written employment agreement, if any, between the Company and/or one of its Affiliates in which there is a definition of any capitalized term used in this Agreement, the definition in such employment agreement will be used, solely for such Participant and only for so long as such employment agreement remains effective. Otherwise, the capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

(a) “Cause” shall mean the Participant’s (i) misappropriation or theft of the Company’s or any of its Affiliate’s funds or property; (ii) indictment for, conviction of or entering of a plea of nolo contendere of any fraud, misappropriation, embezzlement or similar act, felony or crime involving dishonesty or moral turpitude; (iii) material breach of this Agreement or failure to perform any of the Participant’s material duties owed to the Company; or (iv) commission of any act involving willful malfeasance or gross negligence or the Participant’s failure to act involving material nonfeasance; provided, however, that, in the case of the above sub-clause (iii), termination of Service by the Company or the Company’s Affiliate, if applicable, shall not be for “Cause” unless (A) such breach is not capable of being cured, or (B) such Participant has first been given written notice of such breach by the Company or its Affiliate, as applicable, and if such breach is capable of being cured, such breach remains uncured for a period of ten (10) business days after such notice to the Participant, or, if cured, recurs within 180 days.

(b) “Disability” shall mean (i) a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or (ii) if such Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then the term “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code such that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months, and, in this case, the existence of any such “Disability” will be certified by a physician acceptable to the Company.

(c) “Good Reason” shall mean (i) a material diminution of the Participant’s base salary, (ii) a material diminution in the Participant’s authority, duties or responsibilities, or (iii) the Company or any other Affiliate requiring the Participant to be based at any office or location that is more than fifty (50) miles from the initial location of the Participant’s employment.

(d) “Lock-up Period” shall mean the period commencing on and including the date hereof and continuing through and including the 180th day following the date of the Public Offering.

(e) “Public Offering” shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act of 1933 (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which the Common Stock shall be listed and traded on a stock exchange.

(f) “Underwriting Agreement” shall mean the underwriting agreement by and among the Company, Jefferies LLC and J.P. Morgan Securities LLC entered into in connection with the Public Offering, effective as of             , 2015.

Section 2. Grant of the Option. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant the Option on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A and Exhibits A and B herein. The Option is granted under the Plan, which is incorporated herein by reference and made a part of this Agreement.

Section 3. Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

(a) the tenth (10th) anniversary of the Grant Date (the “Expiration Date”);

(b) the date that is ninety (90) days following termination of the Participant’s Service with the Company or its Affiliates for any reason other than death, Disability or Cause; and

(c) the date that is one (1) year following termination of the Participant’s Service with the Company or its Affiliates due to death or Disability;

Section 4. Exercise Procedures; Lock-up.

(a) Notice of Exercise. Subject to Section 3 of this Agreement, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be exercised. In the event the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The aggregate Option Price for the Shares to be exercised may be paid in cash or its equivalent (e.g., by cashiers check) or any other form of payment permitted by the Committee in accordance with Section 6.5 of the Plan; including but not limited to, at the sole discretion of the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price; provided that, such Participant remains continuously employed with the Company through the date of exercise, or, if terminated, is terminated for any reason other than for Cause or due to resignation without Good Reason.

(b) Rights of Participant; Method of Exercise. Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to the Option until the Participant has (i) given a Notice of Exercise of the Option, (ii) paid in full for such Shares, (iii) such Shares have been issued and (iv) if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant’s death, the Vested Portion shall be exercisable by the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Agreement and the Plan.

(c) Lock-up. Notwithstanding any contrary provision in the Plan or this Agreement, the Participant shall, during the Lock-up Period, be subject to certain restrictions as set forth in Exhibit B of this Agreement with respect to the sale of his or her Shares.

Section 5. Termination of Service

(a) Death or Disability. In the event of the Participant’s termination of Service at any time due to the Participant’s death or Disability, any Unvested Portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant, and any Vested Portion of the Option shall remain exercisable until the earlier of (i) one (1) year following such termination and (ii) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

(b) Termination of Service. Any Unvested Portion of the Option shall be forfeited without consideration upon the termination of the Participant’s Service by the Company or its Affiliates for any reason. In the event the Participant’s Service (i) is terminated for Cause, (ii) the Participant’s Service is terminated due to the Participant’s resignation after an inquiry by the Board as to the existence of Cause has been initiated and the Board determines that Cause existed as of the date of such resignation, or (iii) the Board determines that the Participant’s acts or omissions constitute Cause, the Vested Portion also shall be forfeited without consideration upon such termination or determination, as applicable.

(c) Change of Control. In the event of the Participant’s termination of Service on or within twelve (12) months following the date of a Change of Control, any Unvested Portion of the Option shall fully vest as of the date of such termination of Service, and the Option shall remain exercisable until the earlier of (i) ninety (90) days following such termination and (ii) the Expiration Date.

(d) Expiration of Option Term. Any unexercised portion of the Option shall expire on the Expiration Date.

Section 6. Miscellaneous Provisions.

(a) Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (i) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (ii) one (1) business day after deposit with Federal Express or similar overnight courier service, or (iii) three (3) business days after being mailed by first-class mail, return receipt requested. A notice shall be addressed, as follows:

if to the Company, to:

14881 Quorum Drive

Suite 750

Dallas, TX 75254

Attention: General Counsel

and if to the Participant, at the address that he or she most recently provided to the Company.

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided that, the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e) Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. The Participant hereby expressly acknowledges that the Company’s successors and assigns are permitted to enforce all of the Company’s or its Affiliates’ rights under this Agreement. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f) Signature in Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to the provisions of this Agreement.

(h) Participant Representation. The Participant acknowledges and understands that material definitions and provisions concerning the Option and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

(i) Adjustment of Option. Adjustments to the Option (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan.

(j) Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. The Participant may elect, subject to the approval of the Committee, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax that could be imposed in connection with any such taxable event; provided that, the Participant remains continuously employed with the Company through the date of exercise of the Option, or, if terminated, is terminated for any reason other than for Cause or due to resignation without Good Reason.

A-6

(k) Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 14.5 of the Plan.

(l) Shares Not Registered. Shares shall be issued pursuant to this Agreement unless the issuance and delivery of such Shares will not, in the opinion of counsel, comply with (unless exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

(m) No Right to Continued Service. The grant of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

(n) Choice of Law. This Agreement, and all claims or causes of action or other matters that may be based upon arise out of or relate to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

(o) Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may, if necessary, seek to enforce and/or execute on a final judgment issued by a Delaware court of competent jurisdiction in any other court of competent jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 6(a) of this Agreement is reasonably calculated to give actual notice.

(p) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT, HE OR SHE SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 6(P) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6(P) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(q) No Guarantees Regarding Tax Treatment. The Participant (or his or her beneficiaries) shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or otherwise and none of the Company or Affiliate, or any of their employees or representatives shall have any liability to the Participant with respect thereto.

(r) Compliance with Section 409A. The Company intends that the Option be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the Option. In the event the Option is subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 11 of the Plan. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period (or, if earlier, the date of death of the specified employee) or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

FOGO DE CHÃO, INC.

By:	/s/ [NAME]
Name: [NAME]
Title: [TITLE]

Agreed and acknowledged as of the date first above written:

By:	/s/ [NAME]
Name: [NAME]

Exhibit A

NOTICE OF EXERCISE

Fogo de Chão, Inc.

14881 Quorum Drive

Suite 750

Dallas, TX 75254

Attention: General Counsel

Date of Exercise:

Ladies & Gentlemen:

1. Exercise of Option. This constitutes notice to Fogo de Chão, Inc. (the “Company”) that pursuant to the Notice of Nonqualified Stock Option Award and Attachment A thereto, dated                      (the “Award Agreement”), I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares purchased (“Purchased Shares”):

Grant Date:

Shares to be issued in name of:

Total Option Price:

2. Form of Payment. Forms of payment other than cash or its equivalent (e.g. by cashier’s check) are permissible only to the extent approved by the Committee, in its discretion.

3. Delivery of Payment. With this notice, I hereby deliver to the Company the Total Option Price of the Purchased Shares, and any and all withholding taxes due in connection with the exercise of my Option or have otherwise satisfied such requirements.

4. Rights as Stockholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Purchased Shares, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Purchased Shares.

5. Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

6. Entire Agreement. The Plan and the Award Agreement under which the Purchased Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)

Exhibit B

LOCK-UP COVENANT

The Participant is an owner of Securities. The Company proposes to conduct a Public Offering for which Jefferies LLC (“Jefferies”) and J.P. Morgan Securities LLC (“J.P. Morgan”) will act as the representatives of the underwriters (the “Representatives”). The Participant recognizes that the Public Offering will benefit each of the Company, the selling stockholders named in the Underwriting Agreement (the “Selling Stockholders”) and the Participant. The Participant acknowledges that the underwriters are relying on the representations and agreements of the Participant contained in this lock-up covenant (the “Covenant”) in conducting the Public Offering and in entering into the Underwriting Agreement and other underwriting arrangements with the Company and the Selling Stockholders with respect to the Public Offering.

Annex A sets forth definitions for capitalized terms used in this Covenant that are not defined in the body of this Covenant. Those definitions are a part of the Covenant. Capitalized terms not defined in the Annex A shall have the meanings given to them in the Plan, the Agreement or the body of this Covenant.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participant hereby agrees that, during the Lock-up Period, the Participant will not (and will cause any Family Member not to), without the prior written consent of Jefferies and J.P. Morgan, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Participant or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

In addition, the foregoing restrictions shall not apply to: (i) transactions relating to Securities acquired in open market transactions after the completion of the Public Offering, (ii) transactions relating to Securities pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the Participant or any similar arrangement relating to a financing arrangement for the benefit of the Participant, (iii) the transfer of Securities (a) by gift, or by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the

Participant and/or a Family Member (b) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (c) as a distribution or transfer to: (x) general partners, limited partners, members, stockholders or affiliates of the Participant or (y) any corporation, partnership, limited liability company or other entity which controls or manages or is controlled or managed by the Participant or to entities under common control or management with the Participant and/or Family Members of the Participant, or (d) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (c) above; provided, however, that in any such case of clauses (ii) or (iii), it shall be a condition to such transfer that each transferee executes and delivers to Jefferies and J.P. Morgan an agreement substantially consistent with this Covenant or in form and substance satisfactory to Jefferies and J.P. Morgan stating that such transferee is receiving and holding such Securities subject to the provisions of this Covenant and agrees not to Sell or Offer to Sell such Securities, engage in any Swap or engage in any other activities restricted under this Covenant except in accordance with this Covenant (as if such transferee had been an original signatory hereto); provided further, that in any such case of clauses (i), (ii), or (iii), prior to the expiration of the Lock-up Period, no public disclosure or filing under Section 16(a) of the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Securities in connection with such transfer (other than a filing on Form 5 made after the expiration of the Lock-up Period and other than with respect to transfers by will or intestate succession), (iv) any exercise (including a cashless exercise) of options or warrants to purchase Securities or the conversion or exchange of any equity security held by the Participant, individually or as a fiduciary, pursuant to employee benefit plans or arrangements described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each as defined in the Underwriting Agreement), into Securities, as well as transfers to the Company for the purpose of satisfying any tax liability (estimated or otherwise) due as a result of such exercise with respect to options outstanding as of the date hereof, in each case that would expire during the Lock-up Period; provided that any Securities received upon such exercise, conversion or exchange will be subject to this Covenant, (v) transfers of Securities pursuant to a liquidation, tender offer, merger, consolidation, stock exchange or similar transaction that results in all of the Company’s stockholders having the right to exchange their Securities for cash, securities or other property; provided, that if any such liquidation, tender offer, merger, consolidation, stock exchange or similar transaction is not consummated, such Securities shall remain subject to this Covenant or (vi) with the prior written consent of the Representatives.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the Participant from establishing a contract or plan in accordance with Rule 10b5-1 under the Exchange Act or from amending the same, so long as there are no direct or indirect offers, sales, pledges or distributions of securities of the Company under such plans during the Lock-up Period, and no filing or other public announcement of the execution of such plan shall be required or voluntarily made by the Participant or the Company during the Lock-up Period.

The Participant also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Securities held by the Participant and the Participant’s Family Members, if any, except in compliance with the foregoing restrictions.

The Participant hereby represents and warrants that the Participant has full power, capacity and authority to enter into the Agreement, including this Covenant. This Covenant will be binding on the Participant and successors, heirs, personal representatives and assigns of the Participant.

This Covenant shall lapse and become null and void upon the earliest to occur of: (i) the Public Offering shall not have occurred on or before July 31, 2015, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) the withdrawal of the Registration Statement related to the Public Offering.

This Covenant and any claim, controversy or dispute arising under or related to this Covenant shall be governed by, and construed in accordance with, the laws of the State of New York.

Annex A to Exhibit B

Certain Defined Terms Used in Lock-up Covenant

For purposes of the Lock-up to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the Participant, an immediate family member of the Participant or an immediate family member of the Participant’s spouse, in each case living in the Participant’s household or whose principal residence is the Participant’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).

•	“Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Securities” shall mean Shares or Options or both, as applicable.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

-	sell, offer to sell, contract to sell or lend,

-	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

-	pledge, hypothecate or grant any security interest in, or

-	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.